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            As filed with Securities and Exchange Commission on October 10, 1997
                                                   Commission File No. 333-37677








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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         POST-EFFECTIVE AMENDMENT NO. 1

                     RICHMAN GORDMAN 1/2 PRICE STORES, INC.
            (Exact name of registration as specified in its charter)

              Delaware                                  47-0771211
       (State of Incorporation)             (I.R.S. Employer Identification No.)

         12100 West Center Road
           Omaha, Nebraska                               68144
(Address of Principal Executive Offices)               (Zip Code)


                             1997 STOCK OPTION PLAN
                            (Full title of the plan)



                               Jeffrey J. Gordman
                             12100 West Center Road
                             Omaha, Nebraska 68144
                    (Name and address of agent for service)

                                 (402) 691-4000
         (Telephone number, including area code, of agent for service)

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                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Commission File No. 333-37677) is being filed by Richman Gordman 1/2 Price Stores, Inc. (the "Registrant") to deregister all of the 900,000 shares of Series A Common Stock subject to the 1997 Stock Option Plan. As of the date of this Post-Effective Amendment No. 1, none of such shares have been sold. The Registrant is terminating the registration of such shares in connection with its filing of a Form 15 pursuant to Rules 12g-4(a)(1)(i) and 12h-3(b)(1)(i).









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                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on January 27, 1999.



                                      RICHMAN GORDMAN 1/2 PRICE STORES,
                                      INC.



Date: January 27, 1999                By: /s/ Jeffrey J. Gordman
                                         ------------------------------
                                         Jeffrey J. Gordman, President and Chief
                                         Executive Officer







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     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                       Positions                            Date
----                       ---------                            ----

/s/ Jeffrey J. Gordman     President, Chief Executive Officer   January 27, 1999
------------------------   and Director
Jeffrey J. Gordman



/s/ J. P. Gordman          Director                             January 19, 1999
------------------------
Jerome P. Gordman



/s/ Nelson Gordman         Director                             January 25, 1999
------------------------
Nelson T. Gordman



/s/ Stewart M. Kasen       Director                             January 21, 1999
------------------------
Stewart M. Kasen



                           Director                             __________, 1999
------------------------
Seth J. Lehr



/s/ Thomas J. Noonan, Jr.  Director                             January 27, 1999
------------------------
Thomas J. Noonan, Jr.



/s/ Janice D. Stoney       Director                             January 25, 1999
------------------------
Janice D. Stoney



/s/ Michael M. Mallaro     Vice President of Finance and        January 18, 1999
------------------------   Chief Financial Officer
Michael A. Mallaro




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